Exhibit 10.10

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this ‘‘Agreement’’) is entered into effective as of March 12, 2013 by and between Targeted Growth, Inc., a Washington corporation (“Seller”), and Global Clean Energy Holdings, Inc., a Delaware corporation (“Purchaser”).  Purchaser and Seller are referred to collectively herein as the ‘‘Parties.’’

A.           Seller is a crop biotechnology company focused on developing products with enhanced yield and improved quality for the agriculture and energy industries, including development programs for corn, soybean, canola, rice, wheat, and Camelina sativa.

B.           Seller owns certain rights and other assets related to its program of developing intellectual property and managing breeding activities for the development of Camelina sativa as a biofuels feedstock (the “Program”)

C.           This Agreement contemplates a transaction in which Purchaser will purchase from Seller substantially all of Seller’s assets (and assume certain liabilities) related to the Program in return for a promissory note and the issuance of shares of common stock of the Purchaser.

D.           Concurrently with the execution of this Agreement, and as a condition to Seller’s agreement to enter into this Agreement, Seller and Purchaser will also enter into (i) a sublease of Seller’s Bozeman, Montana facility, (ii) a services agreement under which employees of Seller will provide services to Purchaser and Purchaser will provide Seller access to certain equipment transferred to Purchaser pursuant to this Agreement, and (iii) a stock escrow agreement, which provides for a source of funds for potential indemnification claims by Purchaser under this Agreement.

E.           Concurrently with the execution of this Agreement, and as a condition to Seller’s agreement to enter into this Agreement, Seller and Purchaser are entering into a long-term license agreement under which Seller will grant Purchaser a royalty-bearing, world-wide, exclusive license for use of Seller’s “KRP” and “Revoluta IP” (the “Licensed IP”) for use with camelina.

F.           Concurrently with the execution of this Agreement, and as a condition to Purchaser’s agreement to enter into this Agreement, Seller, Purchaser and Green Earth Fuels, LLC are entering into a LLC Interest Purchase Agreement under which Purchaser will purchase from Seller and Green Earth Fuels all the outstanding membership interests in Sustainable Oils, LLC.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Basic Transaction.

(a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Purchaser, all of Seller’s right, title, and interest in the assets set forth on Exhibit A (collectively, the “Purchased Assets”) for the consideration specified below in this Section 1.

Other than the Purchased Assets set forth in this Section 1, Purchaser is not acquiring from Seller any assets or rights.

(b) Assumption of Liabilities.  On and subject to the terms and conditions of this Agreement, Purchaser agrees to assume and become responsible for at the Closing all liabilities and obligations of Seller under the Purchased Assets arising after the Closing (collectively, the “Assumed Liabilities”).  Purchaser will not assume or have any responsibility with respect to any other obligation or liability of Seller not included within the definition of Assumed Liabilities, including any liabilities for taxes of Seller or relating to the Program, the Purchased Assets or the Assumed Liabilities for any tax period prior to the Closing, or taxes that arise out of the consummation of the transactions contemplated hereby.

(c) Purchase Price. Purchaser agrees to pay to Seller at the Closing the purchase price for the Purchased Assets (the “Purchase Price”), payable through the delivery by Purchaser of (i) a secured promissory note in the principal amount of $1,300,000 (the “Promissory Note”) and (ii) the issuance of an aggregate of Forty Million (40,000,000) shares of Purchaser’s common stock, $0.001 par value per share (the “Shares”) to Seller.

(d) The Closing.  The closing of the transactions contemplated by this Agreement (the ‘‘Closing’’) will take place at 9:00 a.m. local time on March 13, 2013, or such other time as Seller and Purchaser may mutually agree in writing.  The Closing shall take place through an exchange of consideration and documents using overnight courier service, electronic mail or facsimile.

(e) Deliveries at the Closing.

(i) Seller’s Deliverables. At the Closing, Seller will deliver to Purchaser:

(A) an executed bill of sale in the form attached hereto as Exhibit B,

(B) an executed assignment of patent in the form attached hereto as Exhibit C (the “Patent Assignment”);

(C) an executed stock escrow agreement, in the form attached hereto as Exhibit D (the “Escrow Agreement”)

(D) an executed registrant name change agreement, or such other instruments as may be required by the registrar(s) of the domain name “susoils.com,” to effect the transfer of the registration of such domain name to Purchaser (the “Domain Assignment”);

(E) an executed sublease agreement (the “Sublease Agreement”), in the form attached hereto as Exhibit E;

(F) an executed services agreement (the “Services Agreement”), in the form attached hereto as Exhibit F;

(G) an executed  Security Agreement (the “Security Agreement”), in the form attached hereto as Exhibit I; and such other documents as Purchaser and its counsel may reasonably request in connection with the transfer of title to the Purchased Assets to Purchaser and the consummation of the transactions contemplated by this Agreement.

(ii) Purchaser’s Deliverables.  At the Closing, Purchaser will deliver to Seller:

(A) an executed Patent Assignment, Escrow Agreement, Domain Assignment, Sublease Agreement, Security Agreement and Services Agreement;

(B) an executed Promissory Note, in the form attached hereto as Exhibit H;

(C) copy of written instructions to Purchaser’s transfer agent instructing the transfer agent to issue a stock certificate for 36,000,000 shares of common stock of Purchaser, $0.001 par value per share, in the name of Seller and to deliver that stock certificate, by overnight courier, to Seller at the address listed in Section 7(g);

(D) copy of written instructions to Purchaser’s transfer agent instructing the transfer agent to issue a stock certificate for 4,000,000 shares of common stock of Purchaser, $0.001 par value per share, issued in the name of Seller, and to deliver that stock certificate, by overnight courier, to the Escrow Agent (as defined in the Escrow Agreement) to be held pursuant to the terms of the Escrow Agreement;

(E) such other documents as Seller and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

(f) Allocation.  Purchaser and Seller agree to allocate the Purchase Price to the Purchased Assets in the manner set forth on Exhibit G.  Purchaser and Seller will report, act and file all tax returns (including, but not limited to Internal Revenue Service Form 8594) consistent with this allocation.  Purchaser and Seller will not take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocations unless required to do so by applicable law.

2. Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that the statements contained in this Section 2 are correct and complete as of the date of Closing, except as set forth in the disclosure schedule accompanying this Agreement (the ‘‘Disclosure Schedule’’) The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.

(a) Organization of Seller.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Washington.

(b) Authorization of Transaction.  Seller has full corporate power and authority to execute and deliver this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its obligations hereunder and thereunder. This Agreement and all other agreements and documents executed in connection herewith constitute the valid and legally binding obligation of Seller, enforceable in accordance with their terms and conditions.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the sale of the Purchased Assets have been duly authorized by Seller.

(c) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of Seller’s Articles of Incorporation or Bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets, including the Purchased Assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse affect on the Purchased Assets.  Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

(e) Title to Tangible Assets.  Except as set forth on the Disclosure Schedule, and except for the security interest in certain assets held by UOP LLC, Seller has good, valid and marketable title to, or a valid leasehold interest in, the Purchased Assets, free and clear of any liens, mortgages, pledges, security interests and other encumbrances.

(f) Intellectual Property.

(i) Ownership of Intellectual Property.  Section 2(f) of the Disclosure Schedule lists all (A) trade names, trademarks and service marks (whether registered or unregistered), logos, and Internet domain names (collectively, “Marks”); (B) patents and applications therefor, including continuation, divisional, continuation in part, or reissue patent applications and patents issuing thereon (collectively, “Patents”); (C) copyright registrations and applications therefor (collectively, “Copyrights”), in each instance used, or materially useful in the Program, but specifically excluding the Licensed IP (collectively, the “Owned Intellectual Property”).  Seller has taken all necessary actions to maintain each item of Owned Intellectual Property in the jurisdictions listed in Section 2(f) that Seller has registered or applied to register for, including, but not limited to, payment of maintenance fees, filing of applications for renewal and affidavits of use before the United States Patent and Trademark Office, the United States Copyright Office, or in any similar governmental authority. Except as set forth in Section 2(f) of the Disclosure Schedule, Seller has not leased, licensed or otherwise granted any of its rights to or under the Owned Intellectual Property to any person or entity (other than Purchaser).

(ii) No Infringement.   To the knowledge of Seller, there are no allegations, facts or circumstances to the effect that the Purchased Assets infringe upon, misappropriate or otherwise violate the intellectual property rights of any third party.  Seller has not received any notice or claim (A) challenging Seller’s complete and exclusive ownership of the Owned Intellectual Property or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto; or (B) challenging or questioning the validity or enforceability of any of the Owned Intellectual Property and, to Seller’s knowledge, the Owned Intellectual Property has not been challenged or threatened in any way.  To the knowledge of Seller, no Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding or any other litigation or proceeding of any kind. Seller has not granted to any third party any right, license or permission to practice any of the Patents.  The term “Seller’s knowledge” or “knowledge of Seller” means actual knowledge of Robert Woods, Margaret McCormick, Anne Mueller, and Fernando Guillen obtained or obtainable after due inquiry and reasonable investigation.

(g) Litigation.  There is no litigation, proceeding, governmental investigation, arbitration or other action at law or in equity, pending or, to the knowledge of Seller, threatened against or relating to the Purchased Assets or the transactions contemplated by this Agreement.

(h) Investment Representations. Seller acknowledges and agrees that the issuance of the Shares to Seller pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Shares will be issued to Seller in a private placement transaction effected in reliance on an exemption from the registration requirements of the Securities Act, Washington state securities laws and these representations. Seller represents that it is acquiring the Shares for Seller’s own account for investment and not with a view to distribution or resale other than in compliance with applicable securities laws.  Seller acknowledges that the Shares will be “restricted securities” under federal and state securities laws and these shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration is available.

(i) Disclaimer of Other Representations and Warranties.  Except as expressly set forth in this Section 2, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Program or any of its assets (including, without limitation, the Purchased Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

3. Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that the statements contained in this Section 3 are correct and complete as of the date of Closing.

(a) Organization of Purchaser.  Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

(b) Authorization of Transaction.  Purchaser has full corporate power and authority to execute and deliver this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its obligations hereunder and thereunder.  This Agreement and all other agreements and documents executed in connection herewith, constitute the valid and legally binding obligations of Purchaser, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the purchase of the Purchased Assets have been duly authorized by Purchaser.

(c) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of Purchaser’s Certificate of Incorporation or Bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification cancellation or failure to give notice would not be material.  Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers’ Fees.  Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

(e) Shares.  When issued to Seller, the Shares will be validly issued, fully paid, and nonassessable, and Seller will have good title to the Shares, free and clear of any liens, mortgages, pledges, security interests and other encumbrances.

4. Survival of Representations and Warranties.  The representations and warranties of the parties contained in Sections 2 and 3 will survive the Closing for fifteen (15) months (the “Survival Period”), provided, however, that the representations and warranties contained in Sections 2(a), 2(b), 2(d), 3(a), 3(b), and 3(d) shall survive until the expiration of the applicable statute of limitations.  The Parties hereby agree that the foregoing is specifically intended to limit the time period within which a party may file a claim for indemnification under this Agreement, notwithstanding any applicable statute of limitations.  The covenants set forth in this Agreement that are to be performed at or after the Closing will survive until fully discharged and performed, and any claims for indemnification in respect of a breach of these covenants may be made at any time within the applicable statute of limitations.

5. Remedies for Breaches of this Agreement.

(a) Indemnification by Seller.  Seller will indemnify Purchaser and its officers, directors, stockholders, employees, affiliates, successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) from and against all penalties, fines, judgments, claims, assessments, losses, damages, liabilities, costs and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”) that the Purchaser Indemnified Parties may suffer or sustain by reason of or arising out of any inaccuracy in any representation or warranty of Seller contained in this Agreement, or any breach of any covenant or agreement of Seller contained in this Agreement.

Indemnification by Purchaser.  Purchaser will indemnify Seller and its officers, directors, stockholders, employees, affiliates, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) from and against all Losses that the Seller Indemnified Parties may suffer or sustain by reason of or arising out of any inaccuracy in any representation or warranty of Purchaser contained in this Agreement, or any breach of any covenant or agreement of Purchaser contained in this Agreement.

(b) Process for Indemnification Claims.

(i) If a Party wishes to assert an indemnification claim hereunder (a “Claim”), the Party must deliver to Seller, if a Purchaser Indemnified Party, or to Purchaser, if a Seller Indemnified Party, a written notice (a “Claim Notice”) setting forth:

(A) a description of the matter giving rise to the Claim,

(B) a reasonably detailed description of the known facts and circumstances giving rise to the Claim, and

(C) to the extent determinable based on facts known at such date, an estimate of the Losses actually incurred or expected to be incurred for which indemnification is sought.

(ii) The Claim Notice must be received prior to the end of the Survival Period.  The Purchaser Indemnified Parties and Seller Indemnified Parties are referred to herein as “Indemnified Parties,” and the persons from whom indemnification may be sought pursuant to this Section 5 are referred to as “Indemnifying Parties.”  Within thirty (30) days after receipt of any Claim Notice, the Indemnifying Parties will either (1) acknowledge in writing their responsibility for all or part of such matter for which indemnification is sought under this Section 5, and (a) pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or (b) take such other action as is reasonably satisfactory to the Indemnified Party to provide reasonable security or other assurances for the performance of their obligations hereunder, or (2) give written notice to the Indemnified Party of their intention to dispute or contest all or part of such responsibility.  Upon delivery of such notice of intention to contest, the Parties will negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter.

(c) Defense of Third-Party Claims.

(i) If an Indemnified Party receives written notice or otherwise obtains knowledge of any third party claim or any threatened third party claim that gives rise or is reasonably likely to give rise to an indemnification claim against an Indemnifying Party (a “Third Party Claim”), then the Indemnified Party will promptly deliver to the Indemnifying Party a written notice describing such claim in reasonable detail.  The untimely delivery of such written notice by the Indemnified Party to the Indemnifying Party will relieve the Indemnifying Party of liability with respect to such Third Party Claim to the extent that it has been prejudiced by lack of timely notice.  The Indemnifying Party has the right, at its option, to assume the defense of any such Third Party Claim with its counsel of its own choosing, which counsel must be reasonably acceptable to the Indemnified Party.  If the Indemnifying Party elects to assume the defense of an indemnification for any Third Party Claim, then Indemnifying Party will (i) actively or diligently prosecute or defend the Third Party Claim, and (ii) not settle the Third Party Claim without the consent of Indemnified Party, such consent not to be unreasonably withheld or conditioned.

(ii) If (A) the Indemnifying Party fails or refuses to assume the defense of and indemnification for such Third Party Claim within thirty (30) days of receipt of notice of such Third Party Claim, (B) the Indemnifying Party fails to actively and diligently defend such Third Party Claim following any such acceptance, (C) the claim includes an injunction or seeks other equitable relief, (D) the Indemnified Party is advised by counsel that a conflict of interest is presented if Indemnifying Party defends such Third Party Claim or (E) the Third Party Claim includes damages that could exceed the limitations in Section 5(e), then the Indemnified Party may assume the defense and if it assumes the defense, the Indemnified Party will proceed to actively and diligently defend such claim with the assistance of counsel of its selection, and the Indemnifying Party will be entitled to participate in (but not control) the defense of such action, with its own counsel and at their own expense; provided, that if the Indemnifying Party agrees in writing that the Indemnified Party is entitled to indemnification hereunder for such claim, and the Indemnifying Party is otherwise determined to be obligated for the Losses under Section 5 in respect of such claim, then the Losses recoverable by Indemnified Party will include all costs and expenses, including of the defense set forth herein.

(d) Recovery of Indemnification Claims from Seller.  Seller’s aggregate liability under this Section 5, on a cumulative basis, shall not exceed $465,000.  In the event that Purchaser has established that it is entitled to recovery for a Claim, the payment to Purchaser from Seller for a Claim and Losses associated therewith shall first be made from the Shares held pursuant to the Escrow Agreement.  In the event that the amount of the Claim payable to Purchaser in satisfaction of a Claim exceeds the amount of Shares held under the Escrow Agreement, the remaining outstanding balance shall be payable by Seller, at Seller’s discretion either (x) by the return to Purchaser of additional Shares, (y) a reduction in the outstanding principal balance of the Promissory Note, or (z) in cash.  For the purposes of determining the value of the Shares cancelled by Purchaser in satisfaction of Claims, Shares shall have a per share value equal to the weighted average trading price of Purchaser’s shares of common stock, as reported by the OTC Bulletin Board (or such other exchange or market on which the Purchaser’s common stock is then trading), for the five trading days immediately preceding the date that the Claim is made by Purchaser.  Notwithstanding anything in this Section 5 to the contrary, the limits on Seller’s recovery of indemnification claims shall not apply to Claims made (i) in the event of fraud or intentional misrepresentation, or (ii) a breach of the representations and warranties contained in Sections 2(a), 2(b), and 2(d).

(e) Exclusive Remedy.  The indemnification remedy provided in this Section 5 is the exclusive remedy for any party for any Losses, except in the case of fraud or intentional misrepresentation (as opposed to negligent misrepresentation); provided that nothing herein will limit a Party’s ability to seek injunctive relief or specific performance.

Additional Agreements and Covenants.

(f) Employees of Seller.  For a period of two (2) years from and after the Closing, the Purchaser will not, and will not permit or cause any of its affiliates to, directly or indirectly, except with the prior written consent of the Seller (which consent may be withheld, delayed or conditioned in Seller’s sole discretion), (i) solicit or encourage any employees of Seller to (A) leave employment with the Seller, or (B) enter into an employment or a service arrangement related to a business that is competitive with Seller’s; or (ii) hire, engage or enter into any service arrangement with any employees of Seller.

(g) Furnishing of Information. As long as Seller owns the Shares, Purchaser covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all required reports under Section 13 or 15(d) of the Exchange Act of 1934, as applicable.  As long as Seller owns the Shares, if Purchaser is not required to file reports pursuant to such laws, it will prepare and furnish to Seller and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Seller to sell Shares under Rule 144.  Purchaser further covenants that it will take such further action as Seller may reasonably request to the extent required from time to time to allow Seller to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(h) Further Assurances.  From time to time following the date hereof, and without any further consideration or other payment, each Party hereto will execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and execute and deliver such other documents and take or cause to be taken such other actions as the other Party reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

6. Miscellaneous.

(a) Press Releases and Public Announcements.  No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will advise the other Party prior to making the disclosure).  Seller acknowledges and agrees Purchaser is required to disclose the transaction contemplated by this Agreement and the related transaction documents, including and the terms thereof, in its reports filed with the Securities and Exchange Commission (and that this Agreement and certain of the related transaction documents may have to be filed as exhibits to one of those reports).

(b) No Third-Party Beneficiaries.  This Agreement does not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d) Succession and Assignment.  This Agreement is binding upon and inures to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(e) Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings.  The section headings contained in this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement.

(g) Notices.  Any notice required or permitted by this Agreement will be in writing, and will be considered to have been given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller: Targeted Growth, Inc. 2815 Eastlake Ave E, Suite 300 Seattle WA 98102 ATTN: Chief Operations Officer Fax: 206.336.5573	Copy to: Erin Joyce Letey Riddell Williams P.S. 1001 Fourth Avenue, Suite 4500 Seattle, WA 98154 Fax: 206.389.1708
If to Purchaser: Global Clean Energy Holdings, Inc. 100 West Broadway, #650 Long Beach, CA 90802 Attn: Richard Palmer, CEO FAX: 310-641-4230	Copy to: Istvan Benko TroyGould PC 1801 Century Park East 16th Floor Los Angeles, CA 90067 Fax: 310-789-1426

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(h) Governing Law.  This Agreement is governed by and is to be construed in accordance with the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

(i) Amendments and Waivers.  No amendment of any provision of this Agreement will be valid unless it is in writing and signed by both Purchaser and Seller. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder will be valid unless the waiver is in writing and signed by the Parties making the waiver, nor will any such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

(j) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word ‘‘including’’ means including without limitation.

(m) Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

SELLER:

TARGETED GROWTH, INC.

By: /s/ Margaret McCormick

Title: COO

PURCHASER:

GLOBAL CLEAN ENERGY, INC.

By: /s/   Richard Palmer

Title: President and CEO

4829-2583-3489.06
64774.00002